Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARABANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Innovative Companies, Inc. (the “Company”) on Form 10-QSB for the three months ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I,Carol Dore-Falcone , Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Carol Dore-Falcone

Carol Dore-Falcone Vice President and Chief Financial Officer November 14, 2002